UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: October 20, 2017
(Date of earliest event reported)

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	000-25597 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

One SW Columbia Street, Suite 1200
Portland, Oregon 97258
(address of Principal Executive Offices) (Zip Code)

(503) 727-4100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01.	Regulation FD Disclosure.

Umpqua Holdings Corporation has posted the summary results of its company-run 2017 capital stress test as required under Section 165(i)(2) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and in accordance with regulations of the Board of Governors of the Federal Reserve System (“Federal Reserve”). The stress test results can be found on our Investor Relations website (https://www.umpquabank.com/ask-us/investor-relations/) under the heading “Financial Information.”  The stress test results are based on a forward-looking exercise using hypothetical severely adverse macroeconomic assumptions developed and provided by the Federal Reserve. The stress testing requirements are specified by Federal Reserve regulations, but the processes and modeling methodologies used in the stress test are specific to us; therefore, our stress test results are not directly comparable to those disclosed by other bank holding companies since modeling techniques, processes and assumptions could differ significantly across companies. Our results are not intended to reflect our expectations about future economic conditions and should not be taken as an indication of our expected present or future financial results.

Information contained herein shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)
Dated: October 20, 2017	By:/s/ Andrew H. Ognall Andrew H. Ognall Executive Vice President, General Counsel and Secretary